EXHIBIT 99.2

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL  60563, (630) 954-0400

FOR IMMEDIATE RELEASE:	May 29, 2014

General Employment Enterprises, Inc. Names Bill Paulding Manager of Business Development and Operations

NAPERVILLE, IL, May 29, 2014 - General Employment Enterprises, Inc. (NYSE MKT: JOB) (“the Company”, "GEE" or “General Employment”) is pleased to announce that it has named former CEO of STAFFLOGIX, William (Bill) Paulding, Manager of Business Development and Operations, effective May 27, 2014.

Bill Paulding is a dynamic, results‐oriented leader with 15 years experience and a proven track record in business development, executive management, organizational improvements and strategic planning within the staffing industry.  From 2006 to 2013, Mr. Paulding was the Chief Executive Officer of STAFFLOGIX, a full service staffing company, where he was responsible for setting the vision and strategic direction of the company. There, Mr. Paulding directed the executive team, sales and recruiting team, marketing and brand strategy, service offerings and built a strong company culture that tripled revenues in less than 5 years.  Moreover, Mr. Paulding was instrumental in expanding STAFFLOGIX from an IT staff augmentation company to a national full-service staffing firm which included entry into Light Industrial, Engineering, Accounting/Finance, Clerical, and Healthcare. Prior to founding STAFFLOGIX, Mr. Paulding was the President and Chief Executive Officer from 1996 to 2005 of SILYX Corporation, an information technology consulting company. There, Mr. Paulding developed and lead strategy for rapid sales growth – increasing revenues from $1 million to over $12 million. Having such extensive experience in both staffing and information technology industries, Mr. Paulding has become a subject-matter expert in the areas of recruitment, sales, management and information technology (as it impacts the industry).

Mr. Paulding holds a Bachelor of Science Degree in Communication and Business, and a Master of Science Degree in Technology and Media from Western Illinois University.

Andrew Norstrud, Chief Executive Officer of General Employment , commented, “Bill will be an instrumental leader, not only in the integration of our businesses, but also in the implementation of our business model and expansion of our sales and service offerings. His hands‐on approach to leadership coupled with staffing and IT industry experience, and expertise in areas of business analytics and business process re-engineering will prove highly useful in our expansion efforts in the time ahead.”

Bill Paulding stated, “I am excited to join Andrew and GEE at this critical point in the Company’s story. As Manager of Business Development and Operations, I will be focused on facilitating the expansion of GEE’s brand and service offerings, as well as the integration of new services and businesses coming on board. I look forward to applying my knowledge and successes from STAFFLOGIX to aid GEE in their expansion efforts moving forward.”

More information on this release can be found on file with the Securities & Exchange Commission at www.sec.gov.

COMPANY:   General Employment Enterprises, Inc.

CONTACT:    Andrew J. Norstrud

Chief Executive Officer
Phone: (813) 769-3580
Fax: (630) 954-0595
E-mail: andrew.norstrud@genp.com

Howard Gostfrand
Investor Relations
American Capital Ventures
Phone: (305) 918-7000
Email: info@amcapventures.com

About General Employment

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893.  The Company provides staffing services through a network of 22 branch offices located in eleven states. The Company operates in two industry segments, providing professional staffing services and light industrial staffing services.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s  annual report on Form 10-K for the fiscal year ended September 30, 2013, and in the Company’s other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.